UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 16, 2016

SkyPeople Fruit Juice, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 16, 2016, SkyPeople Fruit Juice, Inc. (the “Company”) received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with the requirement of the minimum Market Value of Publicly Held Shares ("MVPHS") of $5,000,000 for continued listing on The NASDAQ Global Market, as set forth in NASDAQ Listing Rule 5450(b)(1)(C). The notice has no immediate effect on the listing of the Company's common stock, and its common stock will continue to trade on The NASDAQ Global Market under the symbol “SPU” at this time. In accordance with NASDAQ Listing Rule 5810(c)(3)(D), the Company has a grace period of 180 calendar days, or until November 14, 2016, to regain compliance with the minimum MVPHS requirement. To regain compliance, the minimum MVPHS of the Company's common stock must meet or exceed $5,000,000 for at least ten consecutive business days during this 180-day grace period.

If the Company does not regain compliance with the minimum MVPHS requirement by November 14, 2016, NASDAQ will provide written notification to the Company that its securities will be subject to delisting. Alternatively, the Company may consider applying to transfer the Company's securities to The NASDAQ Capital Market which has a minimum MVPHS requirement of $1,000,000.

The Company intends to monitor the MVPHS for its common stock between now and November 14, 2016 and will consider the various available options available to the Company if its common stock does not trade at a level that is likely to regain compliance.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: May 19, 2016	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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